Exhibit 11.1

                               SODAK GAMING, INC.

                       CALCULATION OF EARNINGS PER COMMON
                           AND COMMON EQUIVALENT SHARE
                                   (Unaudited)

                                                              THREE              THREE               NINE               NINE
                                                       MONTHS ENDED       MONTHS ENDED       MONTHS ENDED       MONTHS ENDED
                                                      SEPTEMBER 30,      SEPTEMBER 30,      SEPTEMBER 30,      SEPTEMBER 30,
                                                               1997               1996               1997               1996
                                                      -------------      -------------      -------------      -------------
SHARES OUTSTANDING
     Weighted average common shares outstanding          22,758,408         22,742,114         22,758,112         22,730,828
     Adjustments for common stock equivalents(1)            123,722            341,125            153,376            215,601
                                                      -------------      -------------      -------------      -------------
     WEIGHTED AVERAGE NUMBER OF COMMON AND
         COMMON EQUIVALENT SHARES OUTSTANDING            22,882,130         23,083,239         22,911,488         22,946,429
                                                      =============      =============      =============      =============



NET EARNINGS                                          $   3,559,410      $   5,219,623      $   7,266,102      $  11,998,675
                                                      =============      =============      =============      =============

EARNINGS PER COMMON AND
   COMMON EQUIVALENT SHARE                            $        0.16      $        0.23      $        0.32      $        0.52
                                                      =============      =============      =============      =============


-------------------------------------------------------------------------------
(1) Represents adjustment computed under the treasury stock method for stock options granted at fair market value at date of grant.